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                  ACROSS DATA SYSTEMS, INC. AND SUBSIDIARIES
                WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENTS

                                               EXHIBIT 11.0
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

                                            THREE MONTHS ENDED             SIX  MONTHS ENDED
                                         JUNE 30,         JUNE 30,       JUNE 30,       JUNE 30,
PRIMARY:                                   1997            1996            1997           1996
                                       ---------------------------    ---------------------------

WEIGHTED AVERAGE COMMON SHARES          6,966,707       5,922,956      6,963,247        5,922,902

COMMON STOCK EQUIVALENTS                 515,974                         542,366
                                       --------------------------     ---------------------------
WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES             7,482,681        5,922,956      7,505,613        5,922,902
                                       ==========================     ===========================
FULLY DILUTED:

WEIGHTED AVERAGE COMMON SHARES         6,966,707        5,922,956     6,963,247         5,922,902

COMMON STOCK EQUIVALENTS                 590,734                        628,470
                                       --------------------------     ---------------------------


WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES             7,557,441        5,922,956     7,591,717         5,922,902
                                       ==========================     ===========================
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